UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 31, 2023 (July 28, 2023)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 3165

Harrisburg, Pennsylvania 17105

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2023, Justin Mennen, the EVP and Chief Digital and Technology Officer of Rite Aid Corporation (the “Company”), ceased to be employed by the Company, effective immediately. In connection with such termination of employment, the Company entered into a separation agreement and release with Mr. Mennen pursuant to which: (i) Mr. Mennen waived his rights to severance benefits under his employment agreement with the Company dated December 7, 2018, and amended as of November 6, 2019, (ii) the Company agreed to pay Mr. Mennen $900,000 in a lump sum in consideration for the waiver and general release of claims and (iii) Mr. Mennen retained his right to a retention payment of $750,000 pursuant to the letter agreement between the Company and Mr. Mennen dated April 28, 2023, as previously filed as Exhibit 10.37 to its Quarterly Report on Form 10-Q on July 11, 2023.

The above description of the separation and release agreement with Mr. Mennen does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the separation agreement and release, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended September 2, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 31, 2023	By:	/s/ Thomas Sabatino
	Name:	Thomas Sabatino
	Title:	Executive Vice President and Chief Legal Officer